Exhibit 99.1

LinkedIn Announces First Quarter 2015 Results

MOUNTAIN VIEW, Calif., April 30, 2015 - LinkedIn Corporation (NYSE: LNKD), the world's largest professional network on the Internet, with more than 350 million members, reported its results for the first quarter of 2015. In addition, see the transcript containing prepared remarks from the results call on the investor relations section of the LinkedIn website.

•	Revenue for the first quarter was $638 million, an increase of 35% compared to $473 million in the first quarter of 2014.

•
Net loss attributable to common stockholders for the first quarter was $43 million, compared to net loss of $13 million for the first quarter of 2014. Non-GAAP net income for the first quarter was $73 million, compared to $47 million for the first quarter of 2014. Non-GAAP net income excludes tax affected non-cash items, such as stock-based compensation and amortization of acquired intangible assets. For additional information, see section “Non-GAAP Financial Measures."

•	Adjusted EBITDA for the first quarter was $160 million, or 25% of revenue, compared to $117 million for the first quarter of 2014, or 25% of revenue.

•
GAAP diluted EPS for the first quarter was ($0.34), compared to GAAP diluted EPS of ($0.11) for the first quarter of 2014; non-GAAP diluted EPS for the first quarter was $0.57, compared to non-GAAP diluted EPS of $0.38 for the first quarter of 2014.

“Q1 was a solid quarter in which we made meaningful progress against our multi-year strategic roadmap,” said Jeff Weiner, CEO of LinkedIn. “During the quarter, we maintained steady growth in member engagement while achieving strong financial results.”

First Quarter Operating Summary

•
Talent Solutions: Revenue from Talent Solutions products totaled $396 million, an increase of 36% compared to the first quarter of 2014. Talent Solutions revenue represented 62% of total revenue in the first quarter of 2015 and 2014.

•
Marketing Solutions: Revenue from Marketing Solutions products totaled $119 million, an increase of 38% compared to the first quarter of 2014. Marketing Solutions revenue represented 19% of total revenue in the first quarter of 2015, compared to 18% of total revenue in the first quarter of 2014.

•
Premium Subscriptions: Revenue from Premium Subscriptions products totaled $122 million, an increase of 28% compared to the first quarter of 2014. Premium Subscriptions represented 19% of total revenue in the first quarter of 2015, compared to 20% of total revenue in the fourth quarter of 2014.

Revenue from the U.S. totaled $389 million, and represented 61% of total revenue in the first quarter of 2015. Revenue from international markets totaled $248 million, and represented 39% of total revenue in the first quarter of 2015.

Revenue from the field sales channel totaled $393 million, and represented 62% of total revenue in the first quarter of 2015. Revenue from the online channel totaled $244 million, and represented 38% of total revenue in the first quarter of 2015.

First Quarter 2015 Highlights and Strategic Announcements

In the first quarter of 2015, LinkedIn:

•
Witnessed continued adoption of its professional publishing platform, eclipsing 100,000 member-generated long-form posts for the first time. When combined with SlideShare’s 18 million pieces of unique content, members can increasingly stay informed and discover relevant professional knowledge on LinkedIn.

•
Achieved its mobile moment, with the number of unique visiting members accessing LinkedIn via mobile devices surpassing 50%. LinkedIn continues to rapidly innovate in mobile, launching the LinkedIn Job Search app for Android during the quarter.

•
Introduced an expanded portfolio for its Marketing Solutions business, including the new LinkedIn Lead Accelerator, Network Display advertising, and revamped Sponsored InMail. The new end-to-end product suite allows marketers to reach, nurture, and acquire customers on and off LinkedIn, increasingly making LinkedIn the most effective platform to engage with professionals.

Additionally, earlier this month, LinkedIn announced the pending acquisition of lynda.com, which will change the way people connect to opportunity by combining an extensive library of skills-based video content with the hundreds of millions of members and millions of jobs on LinkedIn.

“LinkedIn demonstrated continued solid growth during the first quarter,” said Steve Sordello, CFO of LinkedIn. “This performance comes amidst the backdrop of several important strategic investments to better position the business to execute on our long-term roadmap.”

Business Outlook

LinkedIn is providing guidance for the second quarter and full year 2015. Further details can be found in our transcript including the impact of the pending lynda.com acquisition:

•
Q2 2015 Guidance: Revenue is expected to range between $670 million and $675 million. Adjusted EBITDA is expected to be approximately $120 million. Non-GAAP EPS is expected to be approximately $0.28. The company expects depreciation of approximately $68 million, amortization of approximately $24 million, and stock-based compensation of approximately $144 million. The company also expects approximately 129 million fully-diluted weighted shares.

•
Full Year 2015 Guidance: Revenue is expected to be approximately $2.90 billion. Adjusted EBITDA is expected to be approximately $630 million. Non-GAAP EPS is expected to be approximately $1.90. The company expects depreciation of approximately $290 million, amortization of approximately $128 million, and stock-based compensation of approximately $500 million. The company also expects approximately 131 million fully-diluted weighted shares.

Quarterly Results Webcast and Conference Call

LinkedIn will host a webcast and conference call to discuss its first quarter 2015 financial results and business outlook today at 2:00 p.m. Pacific Time. Jeff Weiner and Steve Sordello will host the webcast, which can be viewed on the investor relations section of the LinkedIn website at http://investors.linkedin.com/. This call will contain forward-looking statements and other material information regarding the company's financial and operating results. Following completion of the call, a recorded replay of the webcast will be available on the website.

Upcoming Events

Management will participate in upcoming financial Q&A discussions at industry events on May 12th, 19th, and June 2nd of 2015. LinkedIn will furnish a link to these events on its investor relations website, http://investors.linkedin.com/ for both the live and archived webcasts.

About LinkedIn

LinkedIn connects the world’s professionals to make them more productive and successful and transforms the ways companies hire, market and sell. Our vision is to create economic opportunity for every member of the global workforce through the ongoing development of the world’s first Economic Graph. LinkedIn has more than 350 million members and has offices around the world.

Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP diluted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to peer operating results.

Non-cash interest expense related to convertible senior notes. In November 2014, the company issued $1.3 billion aggregate principal amount of 0.50% convertible senior notes. In accordance with GAAP, the company separately accounted for the value of the conversion feature as a debt discount, which is amortized in a manner that reflects the company’s non-convertible debt borrowing rate. Accordingly, the company recognizes imputed interest expense on its convertible senior notes of approximately 4.7% in its statement of operations. The company excludes the difference between the imputed interest expense and coupon interest expense, net of any capitalized interest, because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peer operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peer operating results.

Accretion of redeemable noncontrolling interest. The accretion of redeemable noncontrolling interest represents the accretion of the company's redeemable noncontrolling interest to its redemption value. The company excludes the accretion because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operating performance. In addition, excluding this item from the non-GAAP financial measures facilitates comparisons to historical operating results and comparisons to peer operating results.

Income tax effects and adjustments. The company adjusts non-GAAP net income by considering the income tax effects of excluding stock-based compensation and the amortization of acquired intangible assets. Beginning in the first quarter of 2014, the company has implemented a static non-GAAP tax rate for evaluating its operating performance as well as for planning and forecasting purposes. This projected 10-year weighted average non-GAAP tax rate eliminates the effects of non-recurring and period specific items, which can vary in size and frequency and does not necessarily reflect the company's long-term operations. Historically, the company computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis. Based on the company's current forecast, a tax rate of 23% has been applied to its non-GAAP financial results for the current period. This rate will be adjusted annually, if necessary. The company believes that adjusting for these income tax effects and adjustments provides additional transparency to the overall or “after tax” effects of excluding these items from its non-GAAP net income.

Dilutive shares under the treasury stock method. During periods with a net loss, the company excluded certain potential common shares from its GAAP diluted shares because their effect would have been anti-dilutive. On a non-GAAP basis, these shares would have been dilutive. As a result, the company has included the impact of these shares in the calculation of its non-GAAP diluted net income per share under the treasury stock method.

For more information on the non-GAAP financial measures, please see the “Trended Reconciliation of GAAP to Non-GAAP Financial Measures” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additionally, the company has not reconciled adjusted EBITDA or non-GAAP EPS guidance to net loss or GAAP EPS guidance because it does not provide guidance for either other income (expense), net, or GAAP provision for income taxes, which are reconciling items between net loss and adjusted EBITDA and non-GAAP EPS. As items that impact net loss are out of the company's control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net loss is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas, certain non-financial metrics, such as customer and member growth and engagement, and our expected financial metrics such as revenue, adjusted EBITDA, non-GAAP EPS, depreciation and amortization, stock-based compensation and fully-diluted weighted shares for the second quarter of 2015 and the full fiscal year 2015. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: our limited operating history in a new and unproven market; engagement of our members; the price volatility of our Class A common stock; general economic conditions; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features; security measures and the risk that they may not be sufficient to secure our member data adequately or that we are subject to attacks that degrade or deny the ability of members to access our solutions; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; our ability to accurately track our key metrics internally; members and customers curtailing or ceasing to use our solutions; our core value of putting members first, which may conflict with the short-term interests of the business; privacy and changes in regulations, which could impact our ability to serve our members or curtail our monetization efforts; litigation and regulatory issues; increasing competition; our ability to manage our growth; our international operations; our ability to recruit and retain our employees; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; and the dual class structure of our Class A common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2014, and additional information will also be set forth in our Form 10-Q that will be filed for the quarter ended March 31, 2015, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of the Investor Relations page of the company's website at http://investors.linkedin.com/. All information provided in this release and in the attachments is as of April 30, 2015, and LinkedIn undertakes no duty to update this information.

LINKEDIN CORPORATION
TRENDED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$508,850	$645,092	$526,837	$460,887	$1,017,287
Marketable securities	1,797,373	1,721,847	1,736,958	2,982,422	2,512,588
Accounts receivable	328,661	347,152	344,773	449,048	424,787
Deferred commissions	46,575	45,941	40,810	66,561	60,259
Prepaid expenses	47,513	49,503	55,571	52,978	62,800
Other current assets	50,933	61,042	79,795	110,204	141,798
Total current assets	2,779,905	2,870,577	2,784,744	4,122,100	4,219,519
Property and equipment, net	406,543	476,058	557,017	740,909	755,396
Goodwill	228,893	228,943	356,369	356,718	359,739
Intangible assets, net	101,597	99,175	140,802	131,275	122,826
Other assets	44,931	46,133	67,080	76,255	80,684
TOTAL ASSETS	$3,561,869	$3,720,886	$3,906,012	$5,427,257	$5,538,164

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$79,711	$90,728	$106,658	$100,297	$85,104
Accrued liabilities	142,141	164,051	188,983	260,189	206,826
Deferred revenue	479,576	481,450	463,576	522,299	585,812
Total current liabilities	701,428	736,229	759,217	882,785	877,742
CONVERTIBLE SENIOR NOTES, NET	—	—	—	1,081,553	1,092,715
DEFERRED TAX LIABILITIES	23,900	24,088	41,327	—	—
OTHER LONG TERM LIABILITIES	70,226	80,298	105,043	132,100	143,704
Total liabilities	795,554	840,615	905,587	2,096,438	2,114,161
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTEREST	5,126	5,226	5,327	5,427	5,536
STOCKHOLDERS’ EQUITY:
Class A and Class B common stock	12	12	12	13	13
Additional paid-in capital	2,718,321	2,833,030	2,957,524	3,285,705	3,420,045
Accumulated other comprehensive income (loss)	682	863	685	(198)	1,085
Accumulated earnings (deficit)	42,174	41,140	36,877	39,872	(2,676)
Total stockholders’ equity	2,761,189	2,875,045	2,995,098	3,325,392	3,418,467
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY	$3,561,869	$3,720,886	$3,906,012	$5,427,257	$5,538,164

LINKEDIN CORPORATION
TRENDED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015

Net revenue	$473,193	$533,877	$568,265	$643,432	$637,687
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	62,455	69,536	74,904	86,902	88,406
Sales and marketing	166,522	184,494	199,168	224,227	229,636
Product development	120,622	128,731	136,542	150,289	165,580
General and administrative	74,618	80,688	89,266	96,722	97,313
Depreciation and amortization	49,740	56,306	59,782	71,118	73,972
Total costs and expenses	473,957	519,755	559,662	629,258	654,907
Income (loss) from operations	(764)	14,122	8,603	14,174	(17,220)
Other income (expense), net:
Interest income	1,006	1,329	1,412	1,224	1,985
Interest expense	—	—	—	(6,797)	(12,597)
Other, net	20	(132)	(1,260)	(1,732)	(4,035)
Other income (expense), net	1,026	1,197	152	(7,305)	(14,647)
Income (loss) before income taxes	262	15,319	8,755	6,869	(31,867)
Provision for income taxes	13,581	16,253	12,917	3,774	10,572
Net income (loss)	(13,319)	(934)	(4,162)	3,095	(42,439)
Accretion of redeemable noncontrolling interest	(126)	(100)	(101)	(100)	(109)
Net income (loss) attributable to common stockholders	$(13,445)	$(1,034)	$(4,263)	$2,995	$(42,548)
Net income (loss) per share attributable to common stockholders:
Basic	$(0.11)	$(0.01)	$(0.03)	$0.02	$(0.34)
Diluted	$(0.11)	$(0.01)	$(0.03)	$0.02	$(0.34)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	120,967	122,170	123,427	124,590	125,471
Diluted	120,967	122,170	123,427	127,338	125,471

LINKEDIN CORPORATION
TRENDED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015

OPERATING ACTIVITIES:
Net income (loss)	$(13,319)	$(934)	$(4,162)	$3,095	$(42,439)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	49,740	56,306	59,782	71,118	73,972
Provision for doubtful accounts and sales returns	1,207	4,118	3,805	2,216	1,795
Amortization of investment premiums, net	2,774	3,073	3,457	4,309	5,514
Amortization of debt discount and transaction costs	—	—	—	5,916	11,189
Stock-based compensation	67,769	74,828	82,910	93,626	103,109
Excess income tax benefit from stock-based compensation	(15,982)	(18,639)	(13,114)	(51,512)	(18,198)
Changes in operating assets and liabilities:
Accounts receivable	(26,764)	(23,462)	15,657	(103,002)	29,489
Deferred commissions	1,116	712	4,836	(29,073)	7,067
Prepaid expenses and other assets	(14,516)	(7,528)	(15,605)	(4,383)	(34,629)
Accounts payable and other liabilities	(18,428)	24,726	54,017	89,656	(40,725)
Income taxes, net	7,928	13,362	8,248	(10,258)	5,629
Deferred revenue	87,333	1,874	(18,605)	58,723	63,359
Net cash provided by operating activities	128,858	128,436	181,226	130,431	165,132
INVESTING ACTIVITIES:
Purchases of property and equipment	(88,871)	(96,430)	(120,721)	(241,611)	(90,121)
Purchases of investments	(737,739)	(649,803)	(501,074)	(1,542,950)	(454,281)
Sales of investments	72,239	117,359	53,511	50,924	438,409
Maturities of investments	393,044	604,231	429,641	238,283	482,840
Payments for intangible assets and acquisitions, net of cash acquired	(85,061)	(4,800)	(160,894)	(2,783)	(4,161)
Changes in deposits and restricted cash	(1,404)	(3,357)	(20,504)	5,499	(1,382)
Net cash provided by (used in) investing activities	(447,792)	(32,800)	(320,041)	(1,492,638)	371,304
FINANCING ACTIVITIES:
Net cash provided by financing activities (1)	24,122	39,753	24,864	1,299,746	26,739
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	573	853	(4,304)	(3,489)	(6,775)
CHANGE IN CASH AND CASH EQUIVALENTS	(294,239)	136,242	(118,255)	(65,950)	556,400
CASH AND CASH EQUIVALENTS—Beginning of period	803,089	508,850	645,092	526,837	460,887
CASH AND CASH EQUIVALENTS—End of period	$508,850	$645,092	$526,837	$460,887	$1,017,287
______________
(1) In the fourth quarter of 2014, we received net proceeds from our convertible senior notes offering, after deducting initial purchasers' discount and debt issuance costs, of approximately $1,305.4 million. Concurrently with the issuance of the notes, we used approximately $248.0 million of the net proceeds of the offering of the notes to pay the cost of convertible note hedge transactions, which was offset by $167.3 million in proceeds from warrants we sold.

LINKEDIN CORPORATION
TRENDED SUPPLEMENTAL REVENUE INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015

Revenue by product:
Talent Solutions	$291,594	$322,227	$344,568	$369,348	$396,375
Marketing Solutions	86,064	106,476	109,231	152,729	119,192
Premium Subscriptions	95,535	105,174	114,466	121,355	122,120
Total	$473,193	$533,877	$568,265	$643,432	$637,687

Revenue by geographic region:
United States	$284,878	$317,774	$343,132	$388,194	$389,258
International
Other Americas (1)	31,904	35,527	36,538	39,238	38,066
EMEA (2)	117,871	134,930	139,702	162,064	156,563
APAC (3)	38,540	45,646	48,893	53,936	53,800
Total International revenue	188,315	216,103	225,133	255,238	248,429

Total revenue	$473,193	$533,877	$568,265	$643,432	$637,687

Revenue by geography, by product:
United States
Talent Solutions	$180,403	$197,852	$208,635	$222,670	$240,752
Marketing Solutions	49,038	59,383	68,767	94,991	77,412
Premium Subscriptions	55,437	60,539	65,730	70,533	71,094
Total United States revenue	$284,878	$317,774	$343,132	$388,194	$389,258
International
Talent Solutions	111,191	124,375	135,933	146,678	155,623
Marketing Solutions	37,026	47,093	40,464	57,738	41,780
Premium Subscriptions	40,098	44,635	48,736	50,822	51,026
Total International revenue	$188,315	$216,103	$225,133	$255,238	$248,429

Total revenue	$473,193	$533,877	$568,265	$643,432	$637,687

Revenue by channel:
Field sales	$275,262	$318,984	$341,691	$413,867	$393,251
Online sales	197,931	214,893	226,574	229,565	244,436
Total	$473,193	$533,877	$568,265	$643,432	$637,687
______________
(1) Canada, Latin America and South America
(2) Europe, the Middle East and Africa (“EMEA”)
(3) Asia-Pacific (“APAC”)

LINKEDIN CORPORATION
TRENDED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015

Non-GAAP net income and net income per share:
GAAP net income (loss) attributable to common stockholders	$(13,445)	$(1,034)	$(4,263)	$2,995	$(42,548)
Add back: stock-based compensation	67,769	74,828	82,910	93,626	103,109
Add back: non-cash interest expense related to convertible senior notes	—	—	—	5,916	11,189
Add back: amortization of intangible assets	4,813	7,224	9,986	12,612	11,778
Add back: accretion of redeemable noncontrolling interest	126	100	101	100	109
Income tax effects and adjustments (1)	(11,914)	(17,827)	(22,661)	(37,884)	(11,096)
NON-GAAP NET INCOME	$47,349	$63,291	$66,073	$77,365	$72,541

GAAP diluted shares	120,967	122,170	123,427	127,338	125,471
Add back: dilutive shares under the treasury stock method	3,884	3,087	3,046	—	2,827
NON-GAAP DILUTED SHARES	124,851	125,257	126,473	127,338	128,298

NON-GAAP DILUTED NET INCOME PER SHARE	$0.38	$0.51	$0.52	$0.61	$0.57

Adjusted EBITDA:
Net income (loss)	$(13,319)	$(934)	$(4,162)	$3,095	$(42,439)
Provision for income taxes	13,581	16,253	12,917	3,774	10,572
Other (income) expense, net	(1,026)	(1,197)	(152)	7,305	14,647
Depreciation and amortization	49,740	56,306	59,782	71,118	73,972
Stock-based compensation	67,769	74,828	82,910	93,626	103,109
ADJUSTED EBITDA	$116,745	$145,256	$151,295	$178,918	$159,861
______________
(1) Excludes accretion of redeemable noncontrolling interest